DELAWARE VIP TRUST

FORM N-SAR
Semi-Annual Period Ended June 30, 2011

SUB-ITEM 77O:   TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Three transactions effected pursuant to Rule 10f-3 attached as Exhibits.

WS: MFG_Philadelphia: 851819: v1

WS: MFG_Philadelphia: 851819: v1